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                                                                   Exhibit 10.10

                            Summary Description of
                            Equistar Chemicals, LP
                           Executive Life Insurance

Eligibility:  Officers

This plan provides a benefit of 3x base salary while actively employed. On retirement at age 65, benefit is reduced to 1x base salary.

This benefit can be paid as a lump sum or a 10-year annuity to the beneficiary.